Exhibit 99.1

      Medi-Hut Announces Its Intention to Amend Certain Periodic
                Reports Filed with the Securities and
                 Exchange Commission in 2002 and 2001

    WALL TOWNSHIP, N.J.--(BUSINESS WIRE)--Dec. 22, 2003--Medi-Hut Co., Inc. ("Medi-Hut" or the "Company") announced today that as part of management's continuing efforts to bring the Company into compliance with the rules and regulations of the Securities and Exchange Commission and provide its shareholders with timely and accurate financial information, it is necessary for the Company to amend certain periodic reports which had been filed with the Securities and Exchange Commission in 2002 and 2001, respectively.
    As previously reported, Medi-Hut was a victim of corporate mismanagement in the form of accounting irregularities and securities fraud during the fiscal years ended October 31, 2002 and 2001, which ultimately resulted in mid-2003 in the guilty pleas and Securities and Exchange Commission consent decrees by the four senior officers of prior management. The current management of the Company, in conjunction with the Company's independent auditors, have concluded their review of the financial statements and other financial information disclosed in the Company's quarterly reports on Form 10-Q and 10-QSB filed with the Securities and Exchange Commission in 2002 and 2001, respectively, and the Company's annual report on Form 10-KSB for the year ended October 31, 2001. As a result of the Company's inability to adequately verify the financial information disclosed in these reports due to incomplete or missing data and other information, the Company intends to amend these reports in the near future by removing the inaccurate, incomplete and unverifiable information, including all financial disclosures and discussion with respect thereto. Further, based on the poor condition of the records maintained by prior management, the Company's current management does not believe it will ever be able to verify the financial performance of the Company for fiscal years 2002 and 2001.
    In addition, management anticipates that the Company will be in a position to file its annual report on Form 10-KSB for the fiscal year ended October 31, 2002, with limited financial disclosure and analysis, and its annual report for the fiscal year ended October 31, 2003, with complete, audited financial statements and analysis, in early 2004. Management also anticipates that the Company will file complete quarterly reports on Form 10-QSB for the periods ended January 31, 2003, April 30, 2003 and July 31, 2003 in early 2004.
    David LaVance, Chief Executive Officer of Medi-Hut, commented, "Medi-Hut's current management and its Board of Directors are committed to working aggressively to restore shareholder confidence and value by bringing the Company into compliance with the requirements of the Securities and Exchange Commission and other regulatory bodies. Our goal is to provide our shareholders with the most accurate and up to date information so that they may make informed investment decisions as they relate to the Company. Unfortunately, after an exhaustive search both internally and with third parties, we are not able to locate missing documents and other information necessary to verify the past financial performance of the Company for the fiscal years ended October 31 2002 and 2001, respectively. As a result, we cannot report with any certainty the Company's financial performance for those years. However, through the hard work and dedication of the Company's current employees, Board of Directors and outside professionals, we anticipate that in the near future the Company will be in a position to regularly file complete, accurate and informative reports with the Securities and Exchange Commission on a timely basis."
    Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are forward looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

    CONTACT: Medi-Hut Co., Inc.
             Tom Gifford, 732/919-2799, Ext. 1719
             Fax: 732/919-2798